Exhibit 99.1

CROSS-REFERENCE SHEET

Location in 2014 Ontario Economic Outlook and Fiscal Review included as Exhibit (e),
Public Accounts of Ontario: 2013-2014 Annual Report and Consolidated Financial
Statements included as Exhibit (d), 2014 Ontario Budget included as Exhibit (c) or in other Exhibit to Annual Report

Province of Ontario

Overview

Area and Population	Ex. 99.2 Additional Information relating to the Province.
Government	Ex. 99.2 Additional Information relating to the Province.
Constitutional Framework	Ex. 99.2 Additional Information relating to the Province.
Operational Framework	Ex. 99.2 Additional Information relating to the Province.
Implications for Provincial Financial Statements	Ex. 99.2 Additional Information relating to the Province.
Foreign Relations	Ex. 99.2 Additional Information relating to the Province.
The Budget and Quarterly Reporting	Ex. 99.2 Additional Information relating to the Province.

Public Finance

Fiscal Outlook and Performance	Ex. (e) pages 103-119, Ex. (d) pages 9-10, 33, Ex. (c) pages 241-261.
Revenue	Ex. 99.2 Additional Information relating to the Province, Ex. (e) pages 114-116, 120, 126, Ex. (d) pages 70-73, Ex. (c) pages 223-239, 262.
Tax Measures	Ex. (e) pages 143-150, Ex. (c) pages 317-338.
Expense	Ex. (e) pages 121-123, 127-128, Ex. (d) pages 74-76, Ex. (c) pages 263-265
Principle Provincial Organizations	Ex. (d) pages 79-83.
Government Business Enterprises	Ex. (d) pages 84-85
Analysis of 2013-14 Results	Ex. (d) pages 11-25.
Financial Reporting and Notes	Ex. (d) pages 26-33, 37-43, 44-68.

Public Debt

Publicly Held Debt Summary	Ex. 99.2 Additional Information relating to the Province, Ex. (d) pages 50-52.
Debt Issuances Since 2013-14 Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.
Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.
SEC Registered Debt	Ex. 99.2 Additional Information relating to the Province.
Borrowing and Debt Management	Ex. (e) pages 151-162, Ex. (c) pages 339-368.
Pensions and Other Employee Future Benefits	Ex. (d) pages 56-60.

Assets and Liabilities	Ex. (d) page 40.
Ontario Electricity Industry	Ex. 99.2 Additional Information relating to the Province, Ex. (e) 158-159.
Consolidated Debt of the Ontario	Ex. (d) pages 40-42.
Selected Debt Statistics	Ex. (d) pages 51-52.
Risk Management and Derivative Financial Instruments	Ex. (d) pages 52-55.

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2 Additional Information relating to the Province, Ex. (d) pages 64-67.
Claims Against the Crown	Ex. 99.2 Additional Information relating to the Province, Ex. (d) pages 65-66.

Economy

Economic Data Tables	Ex. 99.2 Additional Information relating to the Province.
Economic Outlook and Performance	Ex. (e) pages 75-102, Ex. (c) pages 171-240.
Ten-Year Review of Selected Statistics	Ex. (e) pages 124-125, Ex. (c) pages 266-267.